UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

MARVEL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13638	13-3711775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 576-4000

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On August 31, 2009, The Walt Disney Company, a Delaware corporation (“Disney”), Maverick Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Disney (“Merger Sub”), Maverick Merger Sub, LLC, a single member Delaware limited liability company and wholly owned subsidiary of Disney (“Merger LLC”), and Marvel Entertainment, Inc., a Delaware corporation (“Marvel”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Disney has agreed to acquire Marvel through a merger of Merger Sub with and into Marvel (the “Merger”), with Marvel to be the surviving corporation in the Merger (the “Surviving Corporation”), which will be followed, immediately after the effective time of the Merger (the “Effective Time”), by a merger of the Surviving Corporation with and into Merger LLC (the “Upstream Merger”), with Merger LLC to be the surviving entity in the Upstream Merger. As a result of the Merger, Marvel will become a wholly owned subsidiary of Disney.

At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the capital stock of Marvel, each share of Marvel common stock issued and outstanding immediately prior to the Effective Time (other than any dissenting shares) will be converted into the right to receive (i) $30 in cash (the “Cash Consideration”) and (ii) 0.7452 shares of Disney common stock (the “Exchange Ratio”, and together with the Cash Consideration, the “Merger Consideration”). However, if the aggregate value of the shares of Disney common stock issued pursuant to the Merger, valued as of the closing date of the Merger (the “Total Stock Consideration”) is less than 40% of the sum of the Total Stock Consideration plus the aggregate value of the cash paid to Marvel stockholders pursuant to the Merger (such sum, the “Total Consideration”) then the Exchange Ratio will be increased, and the amount of cash paid per share of Marvel common stock will be correspondingly decreased, such that the Total Stock Consideration equals 40% of the Total Consideration. For every .0001 increase to the Exchange Ratio, the per-share cash consideration will be reduced by the product of .0001 multiplied by the average of $26.84 and the closing date value of one share of Disney common stock. No fractional shares of Disney common stock will be issued in the Merger.

Immediately prior to the Effective Time, unvested options to purchase Marvel common stock will become fully vested. Holders of all unexercised Marvel stock options outstanding immediately prior to the Effective Time will be entitled to receive a cash payment in an amount equal to the product of (i) the number of Marvel shares subject to the option and (ii) the excess, if any, of (A) the value of the Merger Consideration over (B) the exercise price per share subject to the option, less any applicable taxes. Each share of Marvel restricted stock outstanding immediately prior to the Effective Time will vest in full and, as of the Effective Time, entitle the holder to receive the Merger Consideration, less applicable taxes. Immediately prior to the Effective Time, all remaining forfeiture restrictions with respect to each Marvel restricted stock unit will expire and the holders will be entitled to receive the Merger Consideration for each share of Marvel common stock subject to the unit, less applicable taxes.

The completion of the Merger is subject to various customary conditions, including, among others (i) obtaining the approval of Marvel stockholders, (ii) obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act and certain non-United States merger control regulations, (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Disney and Marvel, respectively, and compliance by Disney and Marvel with their respective obligations under the Merger Agreement and (iv) declaration of the effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed by Disney. The Merger and the Upstream Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains (a) customary representations and warranties of Marvel and Disney, and (b) covenants of Marvel to conduct its business in the ordinary course and covenants of both Disney and Marvel with respect to, among other things, cooperation on seeking regulatory approvals and access to each other’s information. Marvel has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

The Merger Agreement contains certain termination rights for each of Disney and Marvel, including Marvel’s right to terminate the Merger Agreement under certain circumstances to enter into a “Superior Proposal.” In addition, the Merger Agreement provides that in connection with the termination of the Merger Agreement under specified circumstances, Marvel may be required to pay Disney a termination fee of $140 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Disney, Marvel, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Disney, Merger Sub, Merger LLC or Marvel or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Disney and Marvel. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the other filings that each of Disney and Marvel make with the SEC.

The Voting Agreement

Concurrent with the execution and delivery of the Merger Agreement, Mr. Isaac Perlmutter, the Isaac Perlmutter Trust 01/28/1993 (the “Trust”), and two companies solely owned by the Trust, Object Trading Corp. and Zib, Inc. (collectively, the “Marvel Stockholders”), entered into a Voting Agreement with Disney (the “Voting Agreement”). Shares of Marvel common stock beneficially owned by the Marvel Stockholders subject to the Voting Agreement (the “Voting Agreement Shares”) constituted approximately 37% of the total issued and outstanding shares of Marvel common stock as of August 28, 2009. Pursuant to the Voting Agreement, the Marvel Stockholders have agreed to vote, or cause to be voted, the Voting Agreement Shares in favor of adoption of the Merger Agreement and approval of each of the transactions contemplated thereby. Further, the Marvel Stockholders have agreed to vote against (i) the approval of any alternative business combination transaction or the adoption of any agreement relating to any alternative business combination transaction or (ii) any amendment to Marvel’s certificate of incorporation or bylaws or any other action involving Marvel which would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Marvel contained in the Merger Agreement or of the Marvel Stockholders contained in the Voting Agreement or would in any manner compete with, or interfere with, the Merger.

In the Voting Agreement, the Marvel Stockholders agreed not to, among other things, sell, transfer, pledge, encumber or otherwise dispose of, or enter into any contract, option or other agreement with respect to the transfer of, any Voting Agreement Shares, or grant any proxies or options with respect to the Voting Agreement Shares. The Marvel Stockholders have also agreed (i) not to solicit any alternative business combination transaction proposal, or engage in discussions with any person or enter into any agreement with respect to, any alternative business combination transactions, and (ii) not to take any action which makes, or would reasonably be expected to make, any representation or warranty of the Marvel Stockholders in the Voting Agreement untrue or incorrect. The Voting Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Amendment to Rights Agreement

On August 31, 2009, in connection with the Merger, Marvel and American Stock Transfer & Trust Company (the “Rights Agent”) entered into Amendment No. 3 to Rights Agreement (the “Third Amendment”) to that certain Rights Agreement, dated as of August 22, 2000 (the “Original Rights Agreement”), as amended by that certain Amendment to Rights Agreement, dated

November 30, 2001 (the “First Amendment”), and that certain Amendment No. 2 to Rights Agreement, dated as of October 7, 2002 (the “Second Amendment”, and together with the Original Rights Agreement and the First Amendment, the “Rights Agreement”) for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Voting Agreement, the execution thereof and the transactions contemplated thereby, including, without limitation, the Merger. In particular, the Third Amendment provides that (1) neither Disney nor Merger Sub (or any of their respective affiliates or associates, either individually or together) shall be deemed to be or become an Acquiring Person (as defined in the Rights Agreement) solely by virtue of, or a result of (x) the execution and delivery of the Merger Agreement, (y) the execution and delivery of the Voting Agreement, and (z) the performance or consummation of the transactions contemplated by the Merger Agreement and Voting Agreement, including without limitation, the Merger; and (2) if they have not previously expired, the rights will expire immediately prior to the Effective Time.

The foregoing is a summary of the Third Amendment and is qualified in its entirety by the Third Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Other Relationships Between Marvel and Disney

In addition to the Merger Agreement, Marvel has the following relationships with Disney. Under license agreements between Marvel and Disney, Disney has the right to distribute the majority of Marvel’s pre-2000 animation library. Some of this animation will revert to Marvel in a few years. In addition, the X-Men Evolution (2000-2003) animated series is aired by Disney XD in the United States under a distribution agreement between Marvel and Disney.

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Disney and Marvel separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Disney and Marvel regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Disney nor Marvel undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to:

•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated;

•

the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully;

•	the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;

•	the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions;

•	any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); and

•

developments beyond the companies’ control, including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; health concerns; international, political or military developments; and technological developments.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Disney for the year ended September 27, 2008, which was filed with the SEC on November 20, 2008, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Marvel for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Marvel and Disney.

Important Merger Information and Additional Information:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Disney and Marvel will file relevant materials with the SEC. Disney will file a Registration Statement on Form S-4 that includes a proxy statement of Marvel and which also constitutes a prospectus of Disney. Marvel will mail the proxy statement/prospectus to its stockholders. Investors are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. The proxy statement/prospectus and other documents that will be filed by Disney and Marvel with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521-9722, Attention: Shareholder Services or by directing a request when such a filing is made to Marvel Entertainment, Inc., 417 Fifth Avenue New York, NY 10016, Attention: Corporate Secretary.

Disney, Marvel, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Marvel is set forth in Marvel’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and in Item 5.02 of this Form 8-K. Information about the directors and executive officers of Disney is set forth in its definitive proxy statement, which was filed with the SEC on January 16, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus Disney and Marvel will file with the SEC when it becomes available.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement—Amendment to Rights Agreement” is hereby incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Certain Employment Agreements

In connection with entering into the Merger Agreement, on August 31, 2009, Marvel and Mr. Perlmutter entered into an amendment to Mr. Perlmutter’s employment agreement. The amendment provides that, for so long as Marvel and Disney comply in all material respects with the “Policies for Management of the Marvel Business” (the “Policies”), a change in Mr. Perlmutter’s duties shall no longer give him the ability to resign for Good Reason (as defined in his employment agreement) and to collect severance benefits. In addition, the amendment provides that Mr. Perlmutter will not breach his employment agreement if he resigns on 60 days’ advance written notice to Disney and that the non-competition and non-solicitation restrictions contained in Mr. Perlmutter’s employment agreement shall apply only to businesses that are conducted by Marvel as of August 31, 2009.

Similarly, the employment agreements between Marvel and each of Messrs. West and Turitzin were amended on August 31, 2009 in connection with Marvel’s entry into the Merger Agreement. As amended, Messrs. West’s and Turitzin’s employment agreements provide that (i) consummation of any of the transactions contemplated by the Merger Agreement will not provide either Mr. West or Mr. Turitzin with Good Reason to terminate his employment or otherwise constitute a material breach of Mr. West’s or Mr. Turitzin’s employment agreement and (ii) for so long as Marvel and Disney comply in all material respects with the Policies, neither Mr. West nor Mr. Turitzin will have Good Reason to terminate his employment and collect severance benefits with respect to a change in Mr. West’s or Mr. Turitzin’s respective duties.

Each of the amendments to the employment agreements discussed above will be null and void and will have no effect if the Merger Agreement is terminated pursuant to its terms.

The foregoing summaries of the amendments to the employment agreements of Messrs. Perlmutter, West and Turitzin are qualified in their entirety by reference to the full text of those amendments, which are filed as exhibits 10.2, 10.3 and 10.4, respectively, hereto. The Policies are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Amendment to 2009 Bonus Plan

In connection with Marvel’s entry into the Merger Agreement, Marvel’s Compensation Committee (the “Committee”) amended Marvel’s 2009 Bonus Plan, in which Marvel’s executive officers (other than Mr. Perlmutter) participate. The 2009 Bonus Plan generally provides that specified employees are eligible to receive different percentages of target bonus depending on whether Marvel achieves certain financial performance targets relating to operating income. The Committee usually determines whether Marvel has achieved its performance targets and establishes the amount of bonus payments to its executive officers in February or March of each year after the completion of the audit of Marvel’s financial statements. As of the date on which Marvel entered into the Merger Agreement, Marvel was on track to achieve levels of full-year 2009 operating income that would correlate under the 2009 Bonus Plan to a potential payout of 100% of target bonus amounts for lower level employees and over 98% of target bonus amounts for executive officers. In light of the proposed Merger, the Committee amended the 2009 Bonus Plan to provide that, effective as of and contingent upon the closing of the Merger on or prior to the Bonus Payment Date (as defined below), 2009 operating income correlating to a potential payout of 100% of target bonus amounts will be deemed to have been attained for all employee compensation levels for purposes of the 2009 Bonus Plan. In the event that the Merger does not close on or prior to the Bonus Payment Date, then each participant will be eligible to receive a bonus based on the unamended terms of the 2009 Bonus Plan and the actual 2009 operating income of the Company. In the event that the Merger closes after the Bonus Payment Date, participants in the 2009 Bonus Plan will be eligible to receive, within 10 business days of the closing, an additional cash payment equal to the amount the participant would have been entitled to receive under the 2009 Bonus Plan at 100% of target bonus less the amount the participant actually received under the 2009 Bonus Plan on the Bonus Payment Date (the “Subsequent Payment”). Entitlement to a bonus will continue to be, and the Subsequent Payment will be, subject to downward adjustment at Marvel’s discretion and contingent on other factors, such as continued employment with Marvel at the time of each such payment. Bonuses under the 2009 Bonus Plan are expected to be paid to employees in the first quarter of 2010 and in no event later than March 10, 2010 (the actual date of payment being the “Bonus Payment Date”).

Amendment to Isaac Perlmutter Performance Award

In connection with Marvel’s entry into the Merger Agreement, the Committee also amended Isaac Perlmutter’s performance-based equity award for 2009. Pursuant to the award as originally granted, Mr. Perlmutter would have been eligible to receive an option to purchase shares of Marvel’s common stock. The target value of the option (calculated using a Black-Scholes valuation model) under the award was $4,260,577 and, as originally granted, the award provides that the portion of the target amount issuable to Mr. Perlmutter will equal the portion of target cash bonuses payable to senior executives under the 2009 Bonus Plan (determined with reference to full-year 2009 operating income). If, for instance, Marvel achieved a 2009 operating income level correlating to a payout of 100% of target bonus amounts for senior executives, then Mr. Perlmutter would be entitled to the issuance of a stock option with a Black-Scholes value of 100% of his target, or $4,260,577. As of the date on which Marvel entered into the Merger Agreement, Marvel was on track to achieve levels of full-year 2009 operating income that would correlate to a potential payout of over 98% of Mr. Perlmutter’s target amount. In light of the proposed Merger, the Committee amended Mr. Perlmutter’s award to provide that, contingent upon the closing of the Merger, Mr. Perlmutter will receive a cash payment on the closing date of the Merger in the amount of $4,260,577, less applicable withholdings, in full satisfaction of the award.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and Marvel Entertainment, Inc., dated as of August 31, 2009.*

4.1	Amendment No. 3 to Rights Agreement, dated as of August 31, 2009, by and between Marvel Entertainment, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

10.1	Voting Agreement, dated as of August 31, 2009, by and among The Walt Disney Company, Marvel Entertainment, Inc., Isaac Perlmutter, Object Trading Corp., Zib, Inc. and the Isaac Perlmutter Trust 01/28/1993.

10.2	Amendment to Executive Employment Agreement, dated as of August 31, 2009, between Marvel Entertainment, Inc. and Marvel Characters B.V., on the one hand, and Isaac Perlmutter, on the other.

10.3	Amendment to Employment Agreement, dated as of August 31, 2009, between Marvel Entertainment, Inc. and John Turitzin.

10.4	Amendment to Employment Agreement, dated as of August 31, 2009, between Marvel Entertainment, Inc. and Kenneth P. West.

99.1	Policies for Management of the Marvel Business.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Marvel agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By:	/s/ John Turitzin
	Name:	John Turitzin
	Title:	Executive Vice President and General Counsel

Date: September 4, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and Marvel Entertainment, Inc., dated as of August 31, 2009.*

4.1	Amendment No. 3 to Rights Agreement, dated as of August 31, 2009, by and between Marvel Entertainment, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

10.1	Voting Agreement, dated as of August 31, 2009, by and among The Walt Disney Company, Marvel Entertainment, Inc., Isaac Perlmutter, Object Trading Corp., Zib, Inc. and the Isaac Perlmutter Trust 01/28/1993.

10.2	Amendment to Executive Employment Agreement, dated as of August 31, 2009, between Marvel Entertainment, Inc. and Marvel Characters B.V., on the one hand, and Isaac Perlmutter, on the other.

10.3	Amendment to Employment Agreement, dated as of August 31, 2009, between Marvel Entertainment, Inc. and John Turitzin.

10.4	Amendment to Employment Agreement, dated as of August 31, 2009, between Marvel Entertainment, Inc. and Kenneth P. West.

99.1	Policies for Management of the Marvel Business.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Marvel agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.